Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the registration statement of Nexus Telocation Systems Ltd. (the “Company”) on Form F-3 (the “Registration Statement”) for the registration of 70,982,385 of the Company’s ordinary shares par value NIS 0.03 per share, of our report dated March 7, 2004 as amended, relating to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement of our report dated February 8, 2004 with respect to the financial statements of Pointer (Eden Telecom Group) Ltd., for the year ended December 31, 2003, included in Nexus Telocation Systems Ltd.‘s Report on Form 6-K dated September 23, 2004 filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer, (Former Kost Forer & Gabbay) A member of Ernst & Young Global

Tel Aviv, Israel
October 27, 2004